EXHIBIT 16





                                        THE MUNDER FRAMLINGTON FUNDS TRUST
                                              Schedule of Computation



1.    Average Annual Total Return:
            Formula: P(1 + T)n = ERV
                  T        =       average annual total return
                  ERV      =       ending redeemable value of a
                                   hypothetical  $1,000 payment made at
                                   the beginning of the 1, 5 or 10 year
                                   (or other) periods at the end of the
                                   applicable  period (or a  fractional
                                   portion thereof);
                  P        =       hypothetical initial payment of $1,000;
                                   and
                  n        =       period covered by the computation,
                                   expressed in years and portion of a year

2.    Aggregate Total Return:
            Formula: (ERV/P)-1




62796.8L


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